Exhibit 10.2

AMENDMENT NO. 1
TO
1998 STOCK OPTION PLAN

This Amendment No. 1 to the 1998 Stock Option Plan (this “Amendment”) is executed by the undersigned, by and on behalf of Caldera Systems, Inc., a Delaware corporation (the “Company”).

Background

A.                                   The Company has adopted the Caldera Systems, Inc. 1998 Stock Option Plan (the “1998 Plan”) pursuant to which the Company granted Options to employees, directors and certain consultants of the Company and its subsidiaries.  Capitalized terms used in this Amendment but not defined herein have the meaning set forth in the 1998 Plan.

B.                                     The Company desires to amend the 1998 Plan in order to provide for additional mechanisms for handling options upon a corporate change in control transaction and to permit exercise of options within 60 days after termination of employment for “cause.”

Amendment

NOW, THEREFORE, the 1998 Plan is hereby amended as follows:

1.                                      Allow Cash Out, Conversion or Other Disposition of Vested Options Upon a Corporate Transaction

Article 2 II A of the 1998 Plan is amended to delete the first sentence thereof and to add the following provisions in its stead:

Any vested Options outstanding at the time of a Corporate Transaction shall be cashed out, converted to options of the acquiring entity, assumed by the acquiring entity or otherwise disposed of in the manner provided in any shareholder-approved agreement or plan governing or providing for such Corporate Transaction (“Transaction Agreement”); provided that any such cash-out, conversion, assumption or disposition of the Options shall not deprive the Option holder of the inherent value of his options, measured solely by the excess of the fair market value of the underlying option shares immediately prior to the Corporate Transaction over the option exercise price, without the holder’s consent.  In the absence of such governing provisions in a Transaction Agreement, the Plan Administrator in its sole discretion may on a case by case basis require any vested, exercisable Options that remain outstanding upon a Corporate Transaction to be cashed out and terminated in exchange for a lump sum cash payment, shares of the acquiring entity or a combination thereof equal in value to the fair market value of the Option, measured in the manner described above, immediately prior to the Corporate Transaction.  Any non-vested Options shall terminate unless:  (i) otherwise provided in the Transaction Agreement or in any other written agreement, such as a severance agreement, between the Corporation and the Optionee; or (ii) the Plan Administrator in its sole discretion on a case by case basis elects in writing to waive termination.

2.                                      Allow Exercise of Options Up to 120 Days After Termination of Service.

Article 2 I C (i) of the 1998 Plan is amended to read as follows:

(i)                                     Should an Optionee cease to remain in Service with the Corporation for any reason other than Cause, death or Disability then any Options granted to the Optionee, to the extent they are exercisable at the time of termination of Service, shall remain exercisable until the date which is 120 days after the date of such termination, on which date they shall expire.

3.                                      Allow Exercise of Options Up To 30 Days After Termination For Cause.

Article 2 I C (ii) of the 1998 Plan is amended to read as follows:

(ii)                                  Unless an applicable option agreement issued after July 1, 2000 provides otherwise, if an Optionee’s Service with the Corporation or a Subsidiary of the Corporation is terminated for Cause, Options granted to the Optionee, to the extent they are then exercisable, shall remain exercisable for 30 days following the date of termination of Service, on which date they shall expire.  Notwithstanding the foregoing, no Option shall be exercisable after expiration of its term.

4.                                      Increase in Number of Shares Subject to the Plan and Individual Limitation.

Section IV.A of the Plan is hereby deleted in its entirety, and the following is hereby inserted in its stead:

A.                                   The stock issuable under the Plan shall be shares of authorized but unissued or re-acquired Common Stock.  The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 5,000,000 shares.

5.                                      Ratification.  Except as specifically modified hereby, the Plan is hereby ratified and reaffirmed by the Company.

6.                                      Effectiveness.  This Amendment is effective as of the date this Amendment is approved by the Board of Directors of the Company and shall supersede any inconsistent statement contained in an Option agreement issued prior to the date hereof.

The undersigned, who is the duly elected Secretary of the Company, hereby certifies that the Board of Directors of the Company approved this Amendment on July 14, 2000, at which time this Amendment became effective.

Caldera Systems, Inc., a Delaware corporation

By:	/s/ RICHARD C. RIFE
Richard C. Rife, its Corporate Secretary